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                                                                    EXHIBIT 23.3

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tele-Communications, Inc. of our report dated February 4, 1994, related to the consolidated financial statements of TeleCable Corporation and subsidiaries, which appears on page 12 of the TCI
Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994.



Price Waterhouse LLP

Norfolk Virginia
February 7, 1995